UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 30, 2013

 Active Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK12
Austin, Texas 78758
(Address of principal executive offices, including zip code)

(512) 836-6464
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of stockholders of Active Power, Inc. (the “Company”) held on May 30, 2013 (the “Annual Meeting”), the stockholders of the Company elected the following individuals as Class I Directors, each to serve on the Board of Directors until the Company’s 2016 Annual Meeting, or until his successor is duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Stephen Clearman	10,295,023	98,396	5,608,148
T. Patrick Kelly	10,351,925	41,494	5,608,148

In addition, the Company’s stockholders voted on the matters set forth below at the Annual Meeting.

1.  A non-binding advisory vote to approve the compensation of the Company’s named executive officers was approved based upon the following votes:

Votes for	9,952,071
Votes against	154,410
Abstentions	286,938
Broker Non-Votes	5,608,148

2. A proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was approved based upon the following votes:

Votes for	15,865,084
Votes against	63,282
Abstentions	73,201

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Date: May 31, 2013	By:	/s/ Steven R. Fife
Steven R. Fife Chief Financial Officer